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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report        February 18, 1998

                          WESTERN WIRELESS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

                                   Washington
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                 (State or Other Jurisdiction of Incorporation)

               000-28160                         91-1638901
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       (Commission File Number)             (IRS Employer Identification No.)


2001 NW Sammamish Road
Issaquah, WA                                             98027
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(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code  (425) 313-5200
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

        On February 18, 1998, Western Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Ken Prussing                                       Susan Sercu
(425) 313-7803                                     (425) 313-7877
ken.prussing@wwireless.com                         susan.sercu@wwireless.com


                      WESTERN WIRELESS ANNOUNCES CLOSING OF
                   HUTCHISON TELECOM'S $248 MILLION INVESTMENT
    HUTCHISON TELECOM PURCHASES A 19.9-PERCENT INTEREST IN WESTERN PCS CORP.

    ISSAQUAH, Wash. (February 18, 1998) -- Western Wireless Corp. (NASDAQ:WWCA), a leading provider of cellular and personal communications services (PCS), announced today that a subsidiary of Hutchison Telecommunications Limited (Hutchison Telecom) and Western Wireless closed Hutchison Telecom's $248 million investment in Western PCS Corp., a subsidiary of Western Wireless, on Tuesday, Feb. 17, 1998. The investment represents the purchase of newly issued shares representing a 19.9-percent interest in Western PCS Corp., the holding company for all PCS investments of Western Wireless in the United States.

    "The investment by Hutchison Telecom in our business represents a tremendous opportunity for expanding our PCS operations even further," said John Stanton, chairman and chief executive officer of Western Wireless. "The partnership with Hutchison allows us to develop global strategies for delivering high-quality service to customers."

    On Nov. 26, 1997 Hutchison Telecom invested approximately $74 million for an approximate 5-percent interest in Western Wireless. Two Hutchison representatives have also been added to the board of Western PCS Corp.: Canning Fok, group managing director of Hutchison Whampoa Limited (the holding company of Hutchison Telecom) and chairman of Orange plc, and Hans Snook, managing director of Orange.

    Western Wireless provides PCS under the VoiceStream(R) Wireless brand in seven Major Trading Areas including Albuquerque-El Paso, Denver, Des Moines-Quad Cities, Honolulu, Portland, Oklahoma City and Salt Lake City and is licensed to provide PCS in more than 100 Basic Trading Areas including Seattle, Phoenix, Austin, San Antonio and St. Louis. In addition, through joint ventures, VoiceStream service is also available in Tulsa and Wichita.


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    Hutchison Telecom, a wholly-owned subsidiary of Hutchison Whampoa, is a leading operator of mobile telephone and paging services in Hong Kong and operates a fixed network in Hong Kong. Hutchison Telecom also provides telecommunications services in Singapore, Indonesia, Malaysia, Thailand, India, Sri Lanka and Australia. Hutchison Whampoa also owns a 49-percent interest in Orange plc, a fast growing PCS provider in the United Kingdom, and runs the largest independent service provider of mobile communications in both France and Germany.

    Based in Issaquah, Wash., Western Wireless is a leading provider of wireless communications services in the western United States. It currently offers cellular service marketed under the Cellular One(R) name in 17 western states and provides PCS marketed under the VoiceStream(R) Wireless name in 11 states using the globally dominant GSM technology. Western Wireless' combined cellular and PCS licenses, along with its investment in Cook Inlet PCS, cover 59 percent of the land in the continental United States plus the Hawaiian Islands.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WESTERN WIRELESS CORPORATION



      February 23, 1998                     By /s/ Alan R. Bender
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        Date                                       Alan R. Bender
                                                   Senior Vice President and
                                                   General Counsel